Exhibit 10.2 FIFTH AMENDMENT TO AMENDED AND RESTATED CO-BRANDED MASTERCARD CARD PROGRAM AGREEMENT THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CO-BRANDED MASTERCARD CARD PROGRAM AGREEMENT (this “Amendment”), effective as of [August 8], 2020 (the “Effective Date”), is made by and between GreenSky, LLC (f/k/a GreenSky Trade Credit, LLC), a Georgia limited liability company (“GreenSky”), and Comdata Inc., a Delaware corporation and successor in interest to Comdata Network, Inc., a Maryland corporation (“Comdata”). RECITALS: A. Comdata and GreenSky are parties to that certain Amended and Restated Co-Branded MasterCard Card Program Agreement dated October 15, 2012, as previously amended (the “Agreement”). B. The parties desire to amend the Agreement as set forth herein. Capitalized terms used herein and not otherwise defined will have the respective meanings set forth in the Agreement. IN CONSIDERATION of the mutual promises contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, GreenSky and Comdata agree to amend the Agreement, effective as of the Effective Date, as follows: 1. Section 3(f) of the Agreement is hereby deleted in its entirety and replaced with the following: “3(f) Financial Covenants. In recognition of Comdata's agreement to extend credit to Greensky, Greensky covenants and agrees as follows: (A) Greensky will not permit its tangible net worth at any time to be less than $7,500,000. For the purpose of this covenant, “tangible net worth” means (i) the aggregate amount of all assets of Greensky as may be properly classified as such, other than goodwill and such other assets as are properly classified as intangible assets, less (ii) the aggregate amount of all liabilities of Greensky (excluding Greensky’s non-cash financial guaranty liabilities), all in accordance with GAAP (subject to the foregoing). (B) Greensky will maintain a minimum aggregate net income of $5,000,000, in accordance with GAAP, for the four trailing fiscal quarters. For such purposes, the calculation of net income will not take into account Greensky’s non-cash financial guaranty liabilities, but will take into account Greensky’s cash financial guaranty expenses. (C) Greensky will not permit the ratio of (i) the aggregate amount of all liabilities of Greensky (net of any restricted cash maintained by Greensky with respect to such liabilities) to (ii) Total Members Equity to exceed 3.0 to 1.0. (D) to the extent requested in writing by Comdata for a relevant period specified below, Greensky agrees that it will deliver any of the following items to Comdata within the applicable timeframes specified below: (i) as soon as is available, and in any event within 120 days after the end of Greensky’s fiscal year, the audited financial statements of Greensky setting forth the audited balance sheets of Greensky as at the end of such year and the audited statements of income, statements of cash flows and statements of retained earnings of Greensky for such year, setting forth in each case in comparative form the corresponding figures of the preceding fiscal year, accompanied by the report of Greensky’s certified public accountants (unless such financial statements are publicly available in Greensky’s filings with the Securities and Exchange Commission), together with a certificate of Greensky’s chief financial or principal accounting officer setting forth the covenant calculations set forth in (A) through (C) above for the year and quarter then ended, as the case may be; and (ii) as soon as is available, and in any event within 45 days of the end of any of the first three fiscal quarters of Greensky’s fiscal year, the balance sheet of Greensky as of the end of such quarter and the statements of income and statements of cash flow of Greensky for such quarter and for the period from the beginning of the fiscal year to the end of such quarter, all certified by the Greensky’s chief financial or principal accounting officer as being true and correct to the best of his or her knowledge (unless such financial statements are publicly available in Greensky’s filings with the Securities and Exchange Commission), together with a certificate of Greensky’s chief financial or principal accounting officer setting forth the covenant calculations set forth in (A) through (C) above for the quarter then ended; and (iii) within 45 days of the end of a fiscal quarter, a report that lists each Funding Bank and their corresponding credit rating; and (iv) within 45 days from the end of a fiscal quarter, a report that identifies all Funding Banks under its Programs, the amount of their commitment, current balance, daily authorizations, total amount funded, and the remaining availability. Comdata agrees to use the financial information received from Greensky hereunder solely in connection with its performance under this Agreement and not to disclose any non-public information of Greensky to any third party (other than as may be required to be disclosed to the Issuing Bank) without the consent of the Customer; and (v) within 10 days from a month-end, a listing of loan originations for Greensky’s top 10 Program Sponsors. The listing should include the amounts owed as well as the percentage to the total of all originations for the same time period across all Program Sponsors. Program Sponsors' names can be masked based on Greensky's desire to do so. Comdata reserves the right to request additional information about any Program Sponsor representing more than 10% of Greensky's loan originations. (E) to the extent requested in writing by Comdata, Greensky shall notify Comdata within fifteen (15) days of such request regarding the addition of any new Funding Bank and any material changes to the funding commitments of any existing Funding Bank with $200,000,000 or more in total loan commitments since Greensky’s prior disclosure of such information. Such changes include the following, but are not limited to: (i) termination or notice of termination of any existing Funding Bank; and (ii) adverse change in any loan terms (e.g., reduction of loan commitment amount, incremental material conditions attached to originations); and (iii) notice that any material population of loans originated hasn't met origination conditions.”

2. Except as expressly amended or modified hereby, the Agreement remains in full force and effect and is hereby ratified and confirmed by the parties hereto in all respects. Each reference in the Agreement to “this Agreement” or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Agreement shall mean and be a reference to the Agreement as amended hereby. [Signature page follows]

IN WITNESS WHEREOF, the parties have entered into this Amendment through their duly authorized representatives: COMDATA INC. GREENSKY, LLC BY: /s/ Mary Beth Joiner BY: /s/ Robert Partlow NAME: Mary Beth Joiner NAME: Robert Partlow TITLE: SVP TITLE: CFO